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                                                                   EXHIBIT 3.14A


                            ARTICLES OF ORGANIZATION

                                       OF

                   DIGITAL TELEVISION SERVICES OF ALABAMA, LLC



                                       I.

                  The name of the limited liability company is DIGITAL TELEVISION SERVICES OF ALABAMA, LLC.

                                       II.

         Management of the Company is vested in the Member.



         IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization of Digital Television Services of Alabama, LLC as of February 7, 1997.


                                            MEMBER:

                                            DTS MANAGEMENT, LLC,
                                            A GEORGIA LIMITED LIABILITY COMPANY

                                            By:
                                               ---------------------------------
                                            Name: Donald A. Doering
                                            Title: Vice President